UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 12, 2025

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

MO	001-38481	43-0903811
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	UMBF	The NASDAQ Global Select Market
Depositary Shares, each representing a 1/400th interest in a share of 7.00% Fixed-Rate Reset Non- Cumulative Perpetual Preferred Stock, Series A	UMBFP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On June 12, 2025, UMB Financial Corporation (the “Company”) issued and sold 12,000,000 depositary shares (“Depositary Shares”), each representing a 1/400th ownership interest in a share of 7.750% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, $0.01 par value (the “Series B Preferred Stock”), with a liquidation preference of $25 per Depositary Share (equivalent to $10,000 per share of Series B Preferred Stock). The Depositary Shares were issued pursuant to a Deposit Agreement dated June 12, 2025, among the Company, Computershare Trust Company, N.A. and Computershare Inc., jointly as Depositary, and the holders from time to time of the depositary receipts described therein, to which Deposit Agreement the Form of Depositary Receipt is attached as Exhibit A (the “Deposit Agreement”). The Company filed a Certificate of Designation (the “Certificate of Designation”) with the Secretary of State of the State of Missouri, establishing the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series B Preferred Stock on June 11, 2025, and made effective on June 12, 2025. Holders of the Depositary Shares will be entitled to all proportional rights and preferences of the Series B Preferred Stock (including dividend, voting, redemption and liquidation rights).

Under the terms of the Series B Preferred Stock, the ability of the Company to declare, pay or set aside any payment for dividend or distribution on any shares of stock ranking junior to the Series B Preferred Stock, or repurchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of stock ranking on parity with or junior to the Series B Preferred Stock, is subject to restrictions in the event that the Company does not declare and either pay or set aside a sum sufficient for payment of dividends on the Series B Preferred Stock for the immediately preceding dividend period.

The descriptions of the terms of the Series B Preferred Stock and the Depositary Shares are qualified in their entirety by reference to the Certificate of Designation and the Deposit Agreement, respectively, which are included as Exhibits 3.1 and 4.1 to this Current Report on Form 8-K and are incorporated by reference herein. The validity opinions with respect to the Depositary Shares and the Series B Preferred Stock are filed with this Current Report on Form 8-K as Exhibits 5.1 and 5.2.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Designation became effective June 12, 2025 after filing with the Secretary of State of the State of Missouri on June 11, 2025 and it amends the Company’s Restated Articles of Incorporation. The terms of the Series B Preferred Stock are more fully described in Item 3.03 of this Current Report on Form 8-K and the Certificate of Designation which is included as Exhibit 3.1 to this Current Report on Form 8-K, both of which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of 7.750% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share, of UMB Financial Corporation, dated June 12, 2025.

4.1	Deposit Agreement, dated June 12, 2025.

4.2	Form of Depositary Receipt (included in Exhibit 4.1 hereto).

4.3	Form of Preferred Stock Certificate filed herewith.

5.1	Opinion of Davis Polk & Wardwell LLP.

5.2	Opinion of Sandberg Phoenix & Von Gontard P.C. filed herewith.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

23.2	Consent of Sandberg Phoenix & Von Gontard P.C. (included in Exhibit 5.2).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION

Date: June 12, 2025	By:	/s/ Ram Shankar
Name: Ram Shankar
Title: Chief Financial Officer